Exhibit 10.1

July 6, 2006

Churchill Ventures Ltd.
50 Revolutionary Road
Scarborough, New York 10510

Deutsche Bank Securities Inc.
60 Wall Street, NYC60-1015
New York, NY 10005

          Re:        INITIAL PUBLIC OFFERING

Gentlemen:

          The undersigned officer and director of Churchill Ventures Ltd., a Delaware corporation (the “Company”), in consideration of Deutsche Bank Securities Inc. (“Deutsche Bank”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering (the “IPO”) of the Company’s units (the “Units”), each composed of one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), and one warrant which is exercisable for one share of Common Stock (a “Warrant”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

          1.          If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all his Insider Shares in accordance with the majority of the votes cast by the holders of the IPO Shares. The undersigned hereby waives any and all rights to convert his Insider Shares in connection with a Business Combination. If the Company solicits approval of its stockholders for dissolution and a plan of distribution of assets, the undersigned will vote all shares of common stock owned by him in favor of such plan.

          2.          In the event that the Company fails to consummate a Business Combination within (i) 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (the “Registration Statement”) or (ii) 24 months after the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed with respect to a Business Combination within 18 months after the Effective Date, but the Business Combination has not been consummated within such 18 month period (the date of the first such failure to occur, the “Transaction Failure Date”), the undersigned will take all reasonable actions within his or its power to (i) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as practicable and (ii) cause the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned agrees, (i) if the Company seeks approval of the Company’s stockholders to consummate a Business Combination more than 18 months after the date of the IPO, the undersigned will vote to adopt and recommend to the Company’s stockholders a plan of distribution to be included in the proxy statement related to the Business Combination and such proxy statement will seek stockholder approval for dissolution and a plan of distribution in the event the Company’s stockholders do not approve the Business Combination, and (ii) if no proxy statement seeking the approval of the Company’s stockholders for a Business Combination has been filed more than 18 months after the date of the IPO (unless the date has been extended), the undersigned shall vote to adopt and recommend to the Company’s stockholders the Company’s dissolution. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the trust account with JPMorgan Chase Bank, NA (the “Trust Account”), or to any other amounts distributed in connection with a liquidating distribution of the Company including with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

          3.          The undersigned agrees to indemnify and hold harmless the Company, jointly and severally with the other officers of the Company, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of (i) any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or (ii) any claim by any prospective target that the Company did not pay or reimburse such target for the fees and expenses of third party providers of services (such as accountants, consultants and attorneys) to the target that the Company agreed in writing with the target to be liable for, in accordance with the terms of such agreement, if such person or entity does not provide a valid and enforceable waiver to rights or claims to the Trust Account so as to ensure that the proceeds in the Trust Account are not reduced by the claims of such persons that are owed money by the Company for services rendered or products sold to the Company, but in each case only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account (or, in the event that such claim arises after the distribution of the Trust Account, to the extent necessary to ensure that the Company’s former stockholders, other than the officers of the Company, are not liable for any amount of such loss, liability, claim, damage or expense).

          4.          The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Deutsche Bank that the business combination is fair to the Company’s stockholders from a financial perspective.

          5.          Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided, that until the earlier of (i) the completion of the Business Combination and (ii) dissolution of the Company, Churchill Capital Partners LLC, a Delaware limited liability company (the “Related Party”), shall be entitled to a fee of $7,500 per month, to compensate it for the Company’s use of the Related Party’s offices, utilities and personnel. The Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business

Combination. In addition, the Related Party has advanced to the Company a loan of $240,000, which shall be used to pay a portion of the expenses related to the IPO. The loan is due and payable on the consummation of the IPO and will be repaid out of the net proceeds of the IPO not placed in the trust account.

          6.          Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of any of the foregoing will be entitled to receive and will not accept a finder’s fee or any other compensation from the Company or any other person or entity in the event the undersigned, any member of the family of the undersigned or any Affiliate of any of the foregoing originates a Business Combination.

          7.          The undersigned agrees that his Insider Shares will be subject to restrictions on sale or other transfer until the earlier of one year following the date of the Business Combination; dissolution of the Company; or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to consummating a Business Combination with a target business.

          8.          The undersigned shall not, with respect to those Insider Shares and Sponsor Warrants owned directly or indirectly by him, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock, the Sponsor Warrants, the shares of Common Stock issuable upon exercise of the Sponsor Warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Sponsor Warrants or other rights to purchase shares of Common Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or Sponsor Warrants, the shares of Common Stock issuable upon exercise of the Sponsor Warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock or such Sponsor Warrants or other rights to purchase shares of Common Stock or any such securities, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) until with respect to his Insider Shares and Sponsor Warrants, one year following the consummation of the Business Combination (the “Lock-Up Period”). Notwithstanding the foregoing, the undersigned may transfer his Insider Shares and Sponsor Warrants during the Lock-Up Period (i) by gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of an undersigned’s immediate family, an affiliate of the undersigned or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of the undersigned, (iii) pursuant to a qualified domestic relations order, or (iv) in the event of a liquidation of the Company prior to a Business Combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with a target business; provided, however, that the permissive transfers pursuant to clauses (i) - (iii) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this letter agreement, including with respect to the voting requirements pertaining to the Insider Shares and Sponsor Warrants. During the Lock-Up Period, the undersigned shall not grant a security interest in his Insider Shares and Sponsor Warrants.

          9.          The undersigned agrees to be the Chairman and director of the Company. The undersigned’s biographical information furnished to the Company and Deutsche Bank and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Deutsche Bank and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

                       (a)          he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

                       (b)          he has never been convicted of or pleaded guilty to any crime: (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

                       (c)          he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

          10.        The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chairman and director of the Company, except that the undersigned is a director and executive chairman of Neilsen BuzzMetrics Ltd. (“Neilsen”). The undersigned may have a conflict of interest as he has fiduciary obligations to Neilsen. The undersigned will present opportunities in Neilsen’s narrow field of business of measuring and analyzing the content that consumers publish to public internet sites such as blogs and message boards first to Neilsen before presenting it to the Company.

          11.        The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Deutsche Bank and its legal representatives or agents (including any investigative search firm retained by Deutsche Bank) any information they may have about the undersigned’s background and finances (the “Information”). Neither Deutsche Bank nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

          12.          As used herein, (i) a “Business Combination” shall mean the initial acquisition or concurrent acquisitions, as the case may be, by the Company, whether by merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, of an operating business or businesses, as the case may be, in the communications, media or technology industries; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Sponsor Warrants” shall mean warrants to purchase 4,000,000 shares of Common Stock that shall be purchased by the Related Party from the Company at a price of $1.00 per warrant, for a total of $4 million, in a private placement prior to completion of the IPO.

          13.          The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

          14.          This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of the Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination and provided, further that Section 3 of this letter agreement shall survive a termination pursuant to clause (ii).

          15.          This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

[Signature page follows]

          The undersigned hereby executes this letter agreement as of July 6, 2006.

Itzhak Fisher

EXHIBIT A

Itzhak Fisher has served as our executive Chairman and a director since our inception. Mr. Fisher is an active entrepreneur and private investor and, since 2000, has invested his own capital into a variety of ventures in the communications and technology sectors. From 2000 until November 2003, Mr. Fisher’s primary investment vehicle was Infinity Holdings (Cayman) Ltd. (and, prior to July 2001, its predecessor, Infinity Holdings Group Inc.), of which he was Chairman and which he owned in conjunction with Mr. Tarlovsky. Through Infinity, Mr. Fisher invested in more than twenty different companies in the communications and technology sectors, including Sorbie Europe B.V., the holding company of PSINet Europe B.V., a European internet company and data solutions provider of which Mr. Fisher was a director from December 2003 to August 2006, and Trendum Ltd., the predecessor to Neilsen Buzzmetrics, an internet company that measures and analyzes the content which consumers publish to public internet sites such as blogs and message boards.  Mr. Fisher became a director and Co-Chairman of Trendum Ltd. upon Infinity’s investment in Trendum in November 2003 and continued in that position until January 2005 when he became executive Chairman. In February 2006, VNU NV became the majority owner of Trendum, which was renamed Neilsen BuzzMetrics Ltd., of which Mr. Fisher continues to serve as a director and executive Chairman. In November 2003, Mr. Fisher began investing through a new private investment vehicle, Pereg LLC, which he owns in conjunction with his wife. In addition to his private investment activity, Mr. Fisher is also a member of the telecommunications advisory board to New Mountain Capital LLC, an investment fund since January 2005, and is a director and Chairman of Kemlink USA Inc., a petrochemical trading firm since September 2004, and was, from January 2000 to January 2005 a member of the management advisory board to New Mountain Capital I, LLC, was from 1999 to present a member of the advisory board to the Lehman Brothers Communications Fund LP, and was from 2000 to November 2004 a member of the advisory board to Ruukki Group Oyj (formerly, A Company Finland Oyj), a Finnish telecommunications and technology investment fund. From 1994 until 2000, Mr. Fisher was the founder, Chairman and Chief Executive Officer of RSL Communications, Ltd. (NASDAQ: RSLC), a multinational telecommunications company. From 1992 until 1994, Mr. Fisher was the founder and general manager of Clalcom, an Israeli telecom company. From 1990 until 1992, Mr. Fisher was an executive at Bezeq, the Israeli incumbent telecom provider. Mr. Fisher is a former Treasurer of the Likud Party of Israel.